                                                                    EXHIBIT 10.1

                                 AMENDMENT NO. 7
                               TO CREDIT AGREEMENT

      THIS AMENDMENT NO. 7 TO CREDIT AGREEMENT (this "Amendment") is entered into as of November 30, 2004, among LA PETITE ACADEMY, INC., a Delaware corporation (the "Borrower"); LPA HOLDING CORP., a Delaware corporation ("Holdings"); the Lenders party hereto; U.S. BANK NATIONAL ASSOCIATION (the "Resigning Administrative Agent"); and HERITAGE BANK, SSB (the "Successor Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

                                    RECITALS

      WHEREAS, the Borrower, Holdings, the Lenders and certain other persons signatory thereto entered into the Credit Agreement dated as of May 11, 1998 (as previously amended and modified by Amendment No. 1, dated as of December 13, 1999; Amendment No. 2, dated as of June 29, 2000; Amendment No. 3, dated as of November 14, 2002; Amendment No. 4, dated as of February 5, 2002; Amendment No. 5 dated as of February 10, 2003; and Amendment No. 6 dated as of July 31, 2003, and as otherwise amended or modified from time to time, the "Credit Agreement"); and

      WHEREAS, the Lenders and the Loan Parties have agreed to modify the Credit Agreement as more fully set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as set forth below.

                                    SECTION 1
                         AMENDMENTS TO CREDIT AGREEMENT

      Effective as of the date hereof (or at such other time specified herein, as applicable), the Credit Agreement is amended as set forth below.

      1.1 Existing Definitions.

      (a) 2003 Securities Purchase Agreement.The definition of "Securities Purchase Agreement" set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

            "2003 Securities Purchase Agreement" means the Securities Purchase Agreement dated as of February 10, 2003, among Holdings, LPA Investment and the other signatories thereto from time to time, as amended from time to time.

      (b) LIBO Rate. The definition of "LIBO Rate" set froth in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

            "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (and if the Administrative Agent shall not have a London office, then the principal London office of the Syndication Agent).

      (c) Maturity Date. The definition of "Maturity Date" set forth in Section
      1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

            "Maturity Date" means November 15, 2007.

      1.2 Loans and Borrowings. Section 2.02(c) of the Credit Agreement is amended and restated to read as follows:

            At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $250,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $250,000, provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $50,000 and not less than $250,000. Borrowings of more than one Type and Class may be outstanding at the same time, provided that there shall not at any time be more than a total of eight Eurodollar Borrowings outstanding.

      1.3 Amortization of Term Loans. Section 2.10(a) of the Credit Agreement is amended and restated to read as follows:

            (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Term Borrowings on the last day of each month set forth below in the aggregate principal amount set forth opposite such month:

     Date                     Amount
-------------             --------------
November 2004             $      100,000
February 2005             $      100,000
May 2005                  $      100,000
August 2005               $      100,000
November 2005             $      100,000
February 2006             $      100,000
May 2006                  $      100,000
August 2006               $      100,000
November 2006             $      100,000
February 2007             $      100,000
May 2007                  $      100,000
August 2007               $      100,000
Maturity Date             $31,552,174.50

      1.4 Leverage Ratio. Section 6.13 of the Credit Agreement is amended and restated in its entirety to read as follows:

          SECTION 6.13. Leverage Ratio. The Borrower will not permit the Leverage Ratio, as of the last day of any fiscal quarter ending closest to the date set forth below, to be in excess of the ratio set forth opposite such date:

Quarter Ending Closest To:         Maximum Ratio
-------------------------          -------------
September 30, 2004                 7.25 to 1.00
December 31, 2004                  7.25 to 1.00
March 31, 2005                     7.25 to 1.00
June 30, 2005                      7.25 to 1.00
September 30, 2005                 6.75 to 1.00
December 31, 2005                  6.75 to 1.00
March 31, 2006                     6.25 to 1.00
June 30, 2006                      6.25 to 1.00
September 30, 2006                 6.00 to 1.00
December 31, 2006                  6.00 to 1.00
March 31, 2007                     5.50 to 1.00
June 30, 2007                      5.50 to 1.00
September 30, 2007                 5.50 to 1.00

      1.5 Consolidated Fixed Charge Coverage Ratio. Section 6.14(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

      SECTION 6.14. Consolidated Fixed Charge Coverage Ratio.

            (a) The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for the four fiscal quarter period ending closest to each date set forth below to be less than the ratio set forth opposite such date:

Period:                       Minimum Ratio
------------------            -------------
September 30, 2004            1.00 to 1.00
December 31, 2004             0.95 to 1.00
March 31, 2005                0.95 to 1.00
June 30, 2005                 0.95 to 1.00
September 30, 2005            0.95 to 1.00
December 31, 2005             1.00 to 1.00
March 31, 2006                1.00 to 1.00
June 30, 2006                 1.00 to 1.00
September 30, 2006            1.00 to 1.00
December 31, 2006             1.00 to 1.00
March 31, 2007                1.00 to 1.00
June 30, 2007                 1.00 to 1.00
September 30, 2007            1.00 to 1.00

      1.6 Minimum Consolidated EBITDA. Section 6.15 of the Credit Agreement is amended and restated in its entirety to read as follows:

          SECTION 6.15. Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any period set forth below to be less than the amount set forth below opposite such period:

                                      Minimum
                                   Consolidated
Period:                               EBITDA
-------                            ------------
For the four fiscal quarter
period ending closest to each
date set forth below:

September 30, 2004                 $ 26,750,000
December 31, 2004                  $ 27,000,000
March 31, 2005                     $ 27,250,000
June 30, 2005                      $ 27,250,000
September 30, 2005                 $ 28,250,000
December 31, 2005                  $ 28,750,000
March 31, 2006                     $ 29,250,000
June 30, 2006                      $ 30,000,000

September 30, 2006                 $ 30,250,000
December 31, 2006                  $ 31,250,000
March 31, 2007                     $ 32,250,000
June 30, 2007                      $ 33,250,000
September 30, 2007                 $ 33,750,000

1.7 Swingline Loans. The parties to this Amendment hereby agree that any and all Swingline Loans are hereby terminated in all respects, and any references to the Swingline Lender or to the Swingline Loans thereto in any Loan Document are, on an after the date hereof, of no further effect, except with respect to required participations in any Swingline Loan currently outstanding by the Lenders or repayment thereof by the Borrower. Notwithstanding the foregoing, the obligations of the Lenders to make Revolving Loans shall remain in full force and effect.

                                    SECTION 2
                              CONDITIONS PRECEDENT

      This Amendment shall not be effective until the conditions set forth below have been satisfied (or waived by the Lenders).

            (a) Documentation. Receipt by the Administrative Agent of counterparts of this Amendment executed by each of the Loan Parties and the Lenders.

            (b) Authority. Receipt by the Administrative Agent of a certificate of the secretary of each of the Borrower, Holdings and the Subsidiary Loan Parties dated as of the date hereof certifying as to (i) resolutions duly adopted by the Board of Directors approving this Amendment (and any Loan Documents to be executed in connection herewith) and the transactions contemplated herein and authorizing the execution, delivery and performance hereof and thereof; (ii) its respective certificate or articles of incorporation and by-laws; and (iii) the incumbency of its officers executing this Amendment and any Loan Documents to be executed in connection herewith on its behalf.

            (c) Good Standing. Receipt by the Administrative Agent of copies of certificates of good standing, existence or its equivalent with respect to each Loan Party certified as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its formation and the state of its chief executive office and principal place of business.

            (d) Fees and Expenses. (i) The payment by the Borrower of an amendment fee in an aggregate amount equal to $200,000 distributed to each Lender pro rata in accordance with its respective aggregate Commitments;
      (ii) the payment by the Borrower to Dallas Lease & Finance, L.P. of an arrangement fee equal to $300,000; and (iii) the payment by Borrower to Haynes and Boone, L.L.P., counsel to the Administrative Agent and Dallas Lease & Finance, L.P., of all legal fees incurred by such Persons in connection with the Credit Agreement, including an advance for anticipated expenses to be incurred in connection with collateral matters, to the extent an invoice for such fees and expenses is sent to the Borrower or its counsel prior to the date hereof.

            (e) Amendment No. 2 to 2003 Securities Purchase Agreement. Amendment No. 2 to the 2003 Securities Purchase Agreement ("Amendment No. 2"), in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed by Holdings and LPA Investment. The Administrative Agent shall have received a copy, certified by an officer of Holdings as true and complete, of Amendment No. 2.

            (f) Legal Opinion. Receipt by the Administrative Agent of an opinion from O'Melveny & Myers LLP, counsel to the Loan Parties, relating to this Amendment and the transactions contemplated herein, in form and substance satisfactory to the Administrative Agent.

            (g) List of Owned Real Property. Receipt by the Administrative Agent of a list of all owned real property of the Loan Parties.

                                    SECTION 3
                              ADMINISTRATIVE AGENT

      3.1 Resignation. The Resigning Administrative Agent hereby resigns as Administrative Agent, Documentation Agent, Collateral Agent, Issuing Bank, and Swingline Lender.

      3.2 Appointment.

            (a) The Required Lenders appoint the Successor Administrative Agent to succeed Resigning Administrative Agent as Administrative Agent, Documentation Agent, Collateral Agent, Issuing Bank, and Swingline Lender under the Credit Agreement and the other Loan Documents.

            (b) Notwithstanding the appointment of Successor Administrative Agent, in order to minimize the administrative cost and expense associated with the transfer of certain of the duties and responsibilities of Issuing Bank under the Credit Agreement and other Loan Documents from Resigning Administrative Agent to Successor Administrative Agent, the parties hereby agree as follows:

      (i) Resigning Administrative Agent shall continue to be the issuer of the existing Letters of Credit issued and outstanding on the date hereof under the Credit Agreement as listed on Schedule 1 attached hereto (the "Existing Letters of Credit") until the earlier to occur of (i) the expiry of the Existing Letters of Credit or (ii) the date upon which Successor Administrative Agent has issued replacement Letters of Credit therefor which have been accepted by the beneficiary thereof (and such beneficiary has returned the originals of the Existing Letters of Credit to Resigning Administrative Agent. Resigning Administrative Agent shall provide such reports and other information to Borrower, Successor Administrative Agent, and the Lenders consistent with their respective past practice for these activities. Resigning Administrative Agent shall be entitled to all rights as Issuing Bank under the Credit Agreement with respect to the

            Existing Letters of Credit, including, without limitation, (x) reimbursement by Borrower for draws under any such outstanding Existing Letters of Credit issued by it, and (y) if not previously reimbursed or repaid by Borrower, require each Lender to fund its participation in such Existing Letter of Credit, all in accordance with the applicable terms and provisions of the Credit Agreement (with Resigning Administrative Agent being deemed to be the "Administrative Agent" for such purposes).

      (ii) Resigning Administrative Agent and Borrower shall cooperate with Successor Administrative Agent to properly reflect the change of Collateral Agent with respect to the Collateral and shall promptly execute and deliver any documentation reasonably requested from time to time by Successor Administrative Agent in order to preserve and protect the Liens in favor of the Lenders on such Collateral; provided, however, that at the request of Successor Administrative Agent, (i) Resigning Administrative Agent shall remain the mortgagee, assignee, and secured party of record as the Collateral Agent for the benefit of the Secured Parties with respect to all or any portion of the Collateral, (ii) any and all mortgages, security agreements, financing statements, control agreements, and other documents, instruments, and agreements creating, evidencing, or relating to any Liens on such Collateral held by Resigning Administrative Agent as Collateral Agent for the Lenders shall be, and be deemed to be, modified and supplemented such that such Liens shall be held by Successor Administrative Agent as Collateral Agent for the Lenders, and (iii) Resigning Administrative Agent shall take such actions as directed by Successor Administrative Agent with respect to the release or modification of, or the exercise of any rights or remedies regarding any such Collateral consistent with the terms of the Loan Documents. Resigning Administrative Agent and Borrower shall promptly execute and deliver any documentation requested from time to time by Successor Administrative Agent to evidence such Resigning Administrative Agent's capacity as Collateral Agent for the Lenders.

      (iii) Resigning Administrative Agent shall deliver all possessory Collateral to Successor Administrative Agent as soon as possible, but no later than December 15, 2004. Until the delivery of such possessory Collateral to Successor Administrative Agent, Resigning Administrative Agent shall hold such possessory Collateral in trust for Successor Administrative Agent.

      (iv) All expenses and costs incurred by Resigning Administrative Agent in connection with this Agreement or in the performance thereof, whether now or in the future, including reasonable attorney fees, shall, upon demand, be paid by Borrower or if not paid by Borrower shall be paid by Successor Administrative Agent on behalf of the Lenders.

      3.3 Consent. Borrower consents to such appointment of Successor Administrative Agent as Administrative Agent, Documentation Agent, Collateral Agent, Issuing Bank, and Swingline Lender.

      3.4 Acceptance. Successor Administrative Agent accepts such appointment as Administrative Agent, Documentation Agent, Collateral Agent, Issuing Bank, and Swingline Lender.

      3.5 Assignment. Resigning Administrative Agent transfers, assigns, and conveys to Successor Administrative Agent, for the benefit of the Secured Parties, all right, title, and interest in the Collateral.

      3.6 Amendment.

      (a) The Credit Agreement and each other applicable Loan Document is deemed amended to reflect the appointment of Successor Administrative Agent as Administrative Agent, Documentation Agent, Collateral Agent, Issuing Bank (except with regard to the Existing Letters of Credit), and Swingline Lender under the Credit Agreement, and all references therein to Administrative Agent, Documentation Agent, Collateral Agent and Issuing Bank (except with regard to the Existing Letters of Credit) shall be to Successor Administrative Agent.

      (b) The applicable notice provisions in the Loan Documents are amended by replacing the contact information for Administrative Agent, Documentation Agent, Collateral Agent, Issuing Bank, and Swingline Lender with the following:

                             Heritage Bank, SSB
                             13455 Noel Road, Suite 2220
                             Dallas, TX 75240
                             Attention: Davis Deadman

                                    SECTION 4
                                  MISCELLANEOUS

      4.1 Mortgages. The Loan Parties, as applicable, shall execute and deliver to the Collateral Agent, within five Business Days following receipt of such document from the Collateral Agent, a Mortgage and such other documents, financing statements, agreements and instruments, that may be required under any applicable law, or which the Collateral Agent may reasonably request, to grant, preserve, protect or perfect a Lien on the real property identified in Section 2(g).

      4.2 Ratification of Loan Documents. The terms "Credit Agreement" and "Agreement" as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. The Borrower and Holdings each
(a) ratifies and confirms all provisions of the Credit Agreement, as amended by this Amendment, and the other Loan Documents; (b) ratifies and confirms that all guaranties, assurances, and liens granted, conveyed, or assigned to Lender under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee and secure full payment and performance of its obligations under the Credit Agreement and the other Loan Documents; and
(c) agrees to perform such reasonable acts and duly authorize, execute, acknowledge, deliver, file and record such additional documents, and certificates as the Administrative Agent or Required Lenders may reasonably request in order for the Lenders to create, perfect, preserve and protect those guaranties, assurances and liens. Except to the extent amended hereby, all terms, provisions and conditions of the Credit Agreement, the other Loan Documents and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

      4.3 Authority/Enforceability. Each of the Loan Parties, the Administrative Agent and the Lenders party hereto represents and warrants as set forth below.

            (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

            (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

            (c) No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

      4.4 Representation and Warranties. Each of the Borrower and Holdings represents and warrants to the Lenders as set forth below.

            (a) The representations and warranties of the Borrower and Holdings set forth in Article III of the Credit Agreement qualified as to materiality are true and correct as of the date hereof and those not so qualified are true and correct as of the date hereof in all material respects, except, in each case, for those that specifically relate to an earlier date.

            (b) No event has occurred and is continuing which constitutes a Default or an Event of Default.

            (c) The Security Documents create a valid security interest in, and Lien upon, the Collateral.

            (d) The Loan Documents, as amended hereby, are valid and binding obligations of the Loan Parties, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law.

            (e) The execution and delivery of this Amendment and the performance of the transactions contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or, if not obtained or made, would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings, the Borrower or any of the Subsidiaries or any order of any Governmental Authority, except, with respect to any violation of applicable law or regulation or any order of any Governmental Authority, to the extent any such violation would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings, the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any of the Subsidiaries, except to the extent any such violation, default or right would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

      4.5 General Release. In consideration of the Lenders entering into this Amendment, the Loan Parties hereby release the Administrative Agent, the Lenders, and the Administrative Agent's and the Lenders' respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof.

      4.6 Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered if requested.

      4.7 Further Assurances. The Borrower agrees to promptly take such action, upon the reasonable request of the Administrative Agent or the Required Lenders, as is reasonably necessary to carry out the intent of this Amendment, the Security Documents and the Loan Documents, including, but not limited to, such actions as are necessary to ensure that the Lenders have a perfected security interest in the Collateral subject to no Liens other than the Liens permitted by
Section 6.02 of the Credit Agreement.

      4.8 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  [remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers or attorneys-in-fact as of the day and year first above written.

BORROWER:                                         LA PETITE ACADEMY, INC.

                                                  By: /s/ Gary A. Graves
                                                      --------------------------
                                                  Name: Gary A. Graves
                                                  Title: President

HOLDINGS:                                         LPA HOLDING CORP.

                                                  By: /s/ Gary A. Graves
                                                      --------------------------
                                                  Name: Gary A. Graves
                                                  Title: President

      Each of the undersigned are unconditional guarantors of all obligations of the Borrower under the Loan Documents and acknowledge and agree that (a) this Amendment does not modify or waive any of its obligations under the Loan Documents, including the Guarantee Agreements and (b) all Liens granted by it to support its obligations remain in full force and effect.

                                                       LPA HOLDING CORP.

                                                       By: /s/ Gary A. Graves
                                                           ---------------------
                                                       Name: Gary A. Graves
                                                       Title: President

                                                       LPA SERVICES, INC.

                                                       By: /s/ Gary A. Graves
                                                           ---------------------
                                                       Name: Gary A. Graves
                                                       Title: President

                                                       BRIGHT START, INC.

                                                       By: /s/ Gary A. Graves
                                                           ---------------------
                                                       Name: Gary A. Graves
                                                       Title: President

                                                  U.S. BANK NATIONAL ASSOCIATION

                                                  By: /s/ David L. Orf
                                                        ------------------------
                                                  Name: David L. Orf
                                                  Title: Vice President

                                                  HERITAGE BANK, SSB

                                                  By: /s/ Davis Deadman
                                                      --------------------------
                                                  Name: Davis Deadman
                                                  Title: Chief Executive Officer

                                                   BANK OF AMERICA STRATEGIC
                                                   SOLUTIONS, INC.

                                                   By: /s/ John W. Woodiel
                                                       -------------------------
                                                   Name: John W. Woodiel
                                                   Title: Senior Vice President

                                           ML CBO IV CAYMAN
                                           By: Highland Capital Management, L.P.
                                           as Collateral Manager

                                           By: /s/ Todd Travers
                                               ----------------------------
                                           Name: Todd Travers
                                           Title: Senior Portfolio Manager

                                           HIGHLAND LEGACY, LTD
                                           By: Highland Capital Management, L.P.
                                               as Collateral Manager

                                           By: /s/ Todd Travers
                                               ---------------------------
                                           Name: Todd Travers
                                           Title: Senior Portfolio Manager

                                          PAMCO CAYMAN LTD
                                          By: Highland Capital Management, L.P.
                                              as Collateral Manager

                                          By: /s/ Todd Travers
                                              ---------------------------
                                          Name: Todd Travers
                                          Title: Senior Portfolio Manager

                                                KZH - HIGHLAND 2 LLC

                                                By: /s/ Todd Travers
                                                    ---------------------------
                                                Name: Todd Travers
                                                Title: Senior Portfolio Manager

                                               SRV - HIGHLAND, INC

                                               By: /s/ Todd Travers
                                                   --------------------------
                                               Name: Todd Travers
                                               Title: Senior Portfolio Manager